RESIGNATION OF DIRECTOR
                             -----------------------


TO:    THE BOARD OF DIRECTORS OF
       BRANSON JEWELRY (USA), INC.


     I, MICHAEL SIKICH, hereby tender my resignation from the position of Director of BRANSON JEWELRY (USA), INC., effective immediately.


     DATED at the City of Vancouver, in the Province of British Columbia, this ___24th_ day of _June____, 2003.





/s/ Pamela Starek                                     /s/ Michael Sikich
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WITNESS:                                                MICHAEL SIKICH